                                                                    EXHIBIT 99.1

NEWS RELEASE for April 17, 2003 at 5 PM EST
-------------------------------------------
          Contact: Jack Davis (investor relations) 501-376-0044
          Len Hall (media) 949-474-4300  len@allencaron.com
          Allen & Caron Inc


                 KYZEN CORPORATION REPORTS FIRST QUARTER RESULTS


                      Third Consecutive Profitable Quarter;
                  Solid Year-Over-Year Increases in Net Income

NASHVILLE, TN (April 17, 2003) . . . . Kyzen Corporation (OTCBB: KYZN.OB), a
specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments, today announced results for the quarter ended March 31, 2003. This year's first quarter revenue improved eight percent to $1.54 million with net income of $46,031, or $0.01 per share, compared to revenue of $1.43 million with net income of $2,221, or $0.00 per share, for the quarter ended March 31, 2002.

         Kyle J. Doyel, Kyzen's President and CEO, said that this year's first quarter was the Company's third consecutive profitable quarter and its fourth profitable quarter in the last five. The Company has accomplished this feat by executing its strategic plan of focusing on new product introductions and diversification in new niche cleaning opportunities in semiconductors, optics and metal finishing while continuing its efforts in electronic cleaning. The result of this focus has been increased revenue in most product lines.

         "It has taken a lot of hard work," Doyel commented, "to increase our sales and profits given the current economic environment. We are guardedly optimistic about our ability to continue achieving consistent revenue streams and profitability throughout 2003. As we continue to leverage our marketing, sales, technical resources and infrastructure, we believe we should gain even more traction in our business in the coming quarters.

         "An example of this traction is the recent introduction of the Company's new electronic cleaning product, Aquanox A 4512. This product recently received the 2002 Vision Award for innovative products from a leading industry magazine at Apex 2003, a major trade show in Anaheim, CA. While we already have a full line of robust electronic cleaning products, our chemists and engineers continue to advance our leadership position in this industry through new products and technology to meet the ever-changing and more demanding needs of our customers," said Doyel.

         At today's Annual Meeting of Shareholders, Mr. Thomas M. Forsythe and Mr. James R. Gordon were re-elected to serve on the Company's Board of Directors until the 2006 Annual Meeting. Following the Annual Meeting, the Board of Directors approved an expansion of the Company's stock repurchase program to include the repurchase of the Company's common stock through privately negotiated transactions in addition to open market purchases made at prevailing market prices.

                               MORE-MORE-MORE-MORE




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KYZEN REPORTS FIRST QUARTER
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         The Company's balance sheet at March 31, 2003 showed a current ratio of
4.1:1, total assets of $2.28 million, working capital of $1.39 million, cash and cash equivalents of approximately $385,000 and shareholders' equity of $1.83 million.

         Kyzen Corporation is a specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments.

THE STATEMENTS IN THIS PRESS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. MANAGEMENT HAS INCLUDED IN THIS PRESS RELEASE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHEN USED, STATEMENTS WHICH ARE NOT HISTORICAL IN NATURE, INCLUDING THE WORDS "ANTICIPATE," "ESTIMATE," "SHOULD," "EXPECT," "BELIEVE," "INTEND" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE, BY THEIR NATURE, SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED ARE THE
FOLLOWING: BUSINESS CONDITIONS AND THE GENERAL ECONOMY AS THEY AFFECT INTEREST RATES AND MANUFACTURING OUTPUT; BUSINESS CONDITIONS AS THEY AFFECT MANUFACTURERS OF CHEMICAL RAW MATERIALS; TRENDS TOWARD MINIATURIZATION AND THE USE OF NO-LEAD SOLDERING AND SOLDER BUMPING TECHNIQUES BY ASSEMBLERS OF ELECTRONIC COMPONENTS; GROWTH WITHIN THE COMPANY'S TARGET MARKETS; THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT ITS STRATEGIC PLAN; THE EMERGENCE OF NEW COMPETITORS; THE ABILITY OF THE COMPANY TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES; THE COMPANY'S ABILITY TO CONTROL COSTS INCLUDING SELLING, MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES AND RESEARCH AND DEVELOPMENT EXPENSES; THE AVAILABILITY OF RAW MATERIALS AND OTHER COMPONENTS UTILIZED; THE FEDERAL, STATE AND LOCAL REGULATORY ENVIRONMENT; CHANGES IN THE IMPORT AND EXPORT RULES, REGULATIONS AND TARIFFS AS THEY APPLY TO COUNTRIES WHERE THE COMPANY CONDUCTS ITS BUSINESS; CHANGES IN THE COMPANY'S LIQUIDITY OR CAPITAL RESOURCES; CHANGES IN ACCOUNTING POLICIES AND PRACTICES; THE ABILITY OF THE COMPANY TO OBTAIN FINANCING OR EQUITY CAPITAL WITH FAVORABLE TERMS AND CONDITIONS; THE AVAILABILITY OF NEW EXPANSION AND ACQUISITION OPPORTUNITIES; CHANGES IN THE FINANCIAL CONDITION, CORPORATE STRATEGY OR TECHNOLOGY OF THE COMPANY'S PRIMARY CUSTOMERS; AND THE ABILITY OF THE COMPANY TO DEVELOP NEW COMPETITIVE PRODUCT LINES OR ADD PRODUCT LINES THROUGH ACQUISITIONS, MARKETING AGREEMENTS OR LICENSING AGREEMENTS. ACTUAL RESULTS, EVENTS AND PERFORMANCE MAY DIFFER MATERIALLY FROM THOSE PROJECTED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                  TABLE FOLLOWS

                                                     KYZEN REPORTS FIRST QUARTER

Page 3-3-3


                                KYZEN CORPORATION
                      Statements of Operations (Unaudited)

                                                                        Three Months Ended
                                                                             March 31,
                                                                        2003          2002
                                                                     ----------     ----------
Net sales                                                            $1,544,809     $1,427,360

Cost of sales                                                           665,422        707,464
                                                                     ----------     ----------

Gross profit                                                            879,387        719,896

Operating costs and expenses:

         Selling, marketing, general and administrative expenses        687,807        581,396

         Research and development expenses                              146,271        137,887
                                                                     ----------     ----------

                  Total operating expenses                              834,078        719,283
                                                                     ----------     ----------

                  Operating  income                                      45,309            613


Other income                                                                722          1,608
                                                                     ----------     ----------


Net income                                                           $   46,031     $    2,221
                                                                     ==========     ==========


         Net income per share - basic                                $     0.01     $     0.00

         Net income per share - diluted                                    0.01           0.00

         Weighted average shares outstanding - basic                  4,776,887      4,777,787

         Weighted average shares outstanding - diluted                4,776,887      4,777,787


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